Live Current and Evasyst Sign Merger Agreement

Vancouver, British Columbia, Canada, January 21, 2022, Live Current Media, Inc. ("Live Current" or the "Company") (OTCQB: LIVC) announces that it has entered into a definitive agreement and plan of merger (the "Merger Agreement") with Evasyst Inc. (dba Kast) ("Kast") of San Diego together with the Company's wholly owned subsidiary, Evasyst Acquisition Inc. ("LIVC Sub"), formed for the purpose of completing the merger.

The Company signed a letter of intent with Kast in September of 2021, which was subsequently extended on the 14th of December, 2021.  The final details and structure of the transaction have now been memorialized in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the companies will now have until April 30, 2022 to complete the transaction.  Conditions required to close include:

1. Audited financials of Kast for the years 2020 and 2021 being made available to Live Current; and

2. Live Current raising a minimum of $1.5 million dollars in working capital.

"This merger is a truly exciting moment in the evolution of Live Current into a global media entertainment company," said Live Current CEO David Jeffs.  "Kast's streaming platform and technologies with Live Current's interactive casual games will allow next generation experiences to be delivered to millions of consumers".  Kast CEO Mark Ollila added: "The combination of mobile gaming and video streaming through this merger presents our shareholders with a unique opportunity to participate in two massive and rapidly growing industries under the roof of one company."

About Kast

Kast is an online watch party platform for friends to watch videos, play games, and be together. The platform empowers individuals to live-share synchronized video, engage within the community, and build relationships with like-minded people. The Kast team consists of passionate individuals who hail from diverse backgrounds across the globe, coming from exciting and fast-paced industries such as esports, video streaming, entertainment, and video games.

Kast CEO and Co-founder Mark Ollila has over twenty years of experience in the games and media technology industry previously with senior roles at Nokia and Microsoft, including leading Nokia First Party Games Publishing. He also served on the advisory board of the Game Developers Conference (Mobile) and, was a board member of the EMEA Chapter of the Mobile Ecosystem Forum. He was Chairman of the Board of Physics Middleware provider Meqon Research AB (acquired by Ageia and then NVIDIA) and currently is on the board of Blind Squirrel Entertainment.

About Live Current Media Inc.

Live Current ("LIVC") is a digital technology company involved in the entertainment industry. Currently developing two projects, SPRT MTRX (App Store and Play Store:  SPRT MTRX) and Trivia Matrix (App Store and Play Store:  Trivia Matrix), LIVC is positioned to take advantage of the exciting and rapidly growing digital sports and gaming sectors.

On behalf of the board of directors of Live Current Media Inc.

David Jeffs, CEO & Director

For more information please contact:

david@livecurrent.com

604 999-5848

www.livecurrent.com

www.sprtmtrx.com

All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of growth, earnings, revenue, cash or other financial items, any statements of the plans, strategies, objectives and goals of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions particularly as they relate to demand for our products and services; competitive factors; changes in operating expenses; our ability to raise capital as and when we need it and other factors. Live Current Media, Inc. assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.